UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2025

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15268 NW Greenbrier Pkwy, Beaverton, OR	97006
(Address of Principal Executive Offices)	(Zip Code)

(408)-627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Datavault AI Inc., a Delaware corporation (the “Company”) is disclosing the following preliminary estimated results for the fiscal year ended December 31, 2024. Our expectations with respect to our revenue, gross profit, total operating expenses, change in fair value of warrant liability, net loss and net loss attributable to common stock holders for the fiscal year ended December 31, 2024 as well as our total assets, liabilities and stockholder’s equity as of December 31, 2024 discussed below are based upon management estimates for the period or at that time. Our expectations are subject to any adjustments that may result from the completion of the audit of our consolidated financial statements for the fiscal year ended December 31, 2024. Following the completion of our financial closing process and the audit, we may report revenue, gross profit, total operating expenses, change in fair value of warrant liability, net loss and net loss attributable to common stock holders for the fiscal year ended December 31, 2024 as well as total assets, liabilities and stockholder’s equity as of December 31, 2024 that could differ from our expectations, and the differences could be material. The expectations set forth below have been prepared by, and are the responsibility of, our management. BPM LLP (“BPM”), our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimates. Accordingly, BPM does not express an opinion or any other form of assurance with respect thereto.

Preliminary Results for Fiscal Year Ended December 31, 2024

Preliminary estimated revenues are expected to be approximately $2,674,000 for the fiscal year ended December 31 2024 compared with $2,083,000 for the fiscal year ended December 31, 2023, a year-on-year increase of 28.4%.

Preliminary estimated gross profit is expected to be approximately $376,000 for the fiscal year ended December 31, 2024 compared with gross deficit of ($3,457,000) for the fiscal year ended December 31, 2023, a year-on-year increase of 110.9%.

Preliminary estimated operating expenses are expected to be approximately $21,514,000 for the fiscal year ended December 31, 2024 compared with $18,000,000 for the fiscal year ended December 31, 2023.

Preliminary estimated change in fair value of warrant liability is estimated to be a loss of approximately $29,120,000 for the fiscal year ended December 31, 2024 compared with a gain of $4,510,000 for the fiscal year ended December 31, 2023.

Preliminary net loss is expected to approximately $51,409,000 for the year ended December 31, 2024, compared to a net loss of $18,721,000 for the year ended December 31, 2023.

Preliminary net loss attributable to common stockholders is expected to approximately $67,726,000 for the year ended December 31, 2024, compared to a net loss of $25,081,000 for the year ended December 31, 2023.

Preliminary total assets as of December 31, 2024 is expected to be approximately $100,625,000, compared to total assets as of December 31, 2023 of $4,823,000.

Preliminary total liabilities as of December 31, 2024 is expected to be approximately $14,899,000, compared to total liabilities as of December 31, 2023 of $9,733,000.

Preliminary total stockholders’ equity as of December 31, 2024 is expected to be approximately $85,726,000, compared to total stockholders’ deficit as of December 31, 2023 of ($5,157,000).

Item 8.01. Other Events.

The information under Items 2.02 of this Current Report on Form 8-K is incorporated by reference in this Item 8.01.

Forward-Looking Statement Disclaimer

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Words such as “expect,” “will,” “anticipates,” “estimates” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s preliminary estimated financial results, which reflect the Company’s expectations based upon information presently available to the Company and assumptions that it believes to be reasonable. Because such statements are based on the Company’s current expectations and remains subject to completion and review of the Company’s financial statements, such statements are not statements of fact and actual results may differ materially from those projected or estimated due to a number of risks, including risks inherent in finalizing the Company’s financial statements and completion of the related audit, which may impact the preliminary financial information contained herein. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAVAULT AI INC.

Date: March 31, 2025	By:	/s/ Brett Moyer
	Name:	Brett Moyer
	Title:	Chief Financial Officer